U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2010

EAGLE FORD OIL & GAS CORP.
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
________________________________________
(State or other Jurisdiction as Specified in Charter)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart St.
Suite 206
Houston, Texas 77027
_______________________________
(Address of Principal Executive Offices)

713-771-5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

Effective at the close of business on July 26, 2010 (the Effective Date), the number of shares of our common stock issued and outstanding on July 6, 2010 (the Record Date) will be reduced in accordance with the following formula: every ten (10) shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock. Any shares issued and outstanding after the Effective Date will be unaffected. The action generally referred to as a “reverse split” was adopted by unanimous consent of our board of directors and majority stockholder pursuant to the written consent dated as of June 21, 2010.

The board of directors of the Company approved the adoption of the Reverse Stock Split by unanimous written consent as it believes the corporate actions are in the best interests of the Company and its stockholders.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2010, Jesse Q. Ozbolt resigned from his position as Chairman of the Board of Directors and President of Eagle Ford Oil & Gas Corp., effective immediately. Mr. Ozbolt’s resignation was not due to any disagreement with us on any matter relating to our operations, policies or practices. A copy of the resignation letter of Mr. Ozbolt’s is attached as Exhibit 1.0 to this Current Report on Form 8-K.  Mr. Ozbolt will remain with Eagle Ford Oil & Gas Corp. as Senior Vice President of Engineering.  Mr. Ozbolt has more than 30 years of experience as a reservoir engineer. Mr. Ozbolt worked previously as Vice President of Engineering and later as CEO of ECCO Energy Corp. He has also worked for Timber Ridge Oil & Gas, The Oil & Gas Asset Clearinghouse, and Southern Mineral Corporation, where he negotiated with other companies for acquisitions and dispositions of properties. He also has experience in operations and engineering at Midland Resources, Inc., Enex Resources Corporation, Texas Eastern Corp., and Exxon Company, U.S.A. Mr. Ozbolt holds a Bachelor of Science degree in Civil Engineering from Duke University that was awarded Magna Cum Laude.

On July 23, 2010, Sam Skipper was appointed as Chairman of the Eagle Ford Oil & Gas Corp. Board of Directors, effective as of such date.

Mr. Skipper is the founder of Eagle Ford Oil and Gas Corp. He has more than 20 years’ experience in the oil and gas industry, and his family discovered the 3rd well in the famous East Texas oil field. He currently operates over 50 oil and gas wells located in Texas and Ohio. He has more than 25 years’ corporate finance experience associated with the financing of private and public companies. He has previously acquired in excess of $450 million in assets and has raised over $100 million in capital. Mr. Skipper is an active member of TIPRO.

On July 23, 2010, N. Wilson Thomas resigned from his position as Chief Financial Officer of Eagle Ford Oil & Gas Corp., effective immediately. Mr. Thomas’s resignation was not due to any disagreement with us on any matter relating to our operations, policies or practices. A copy of the resignation letter of Mr. Thomas’ is attached as Exhibit 2.0 to this Current Report on Form 8-K.

On July 26, 2010, Rick Adams was appointed as President and Chief Executive Officer of Eagle Ford Oil & Gas Corp, effective as of such date. Mr. Adams has over 15 years experience in the Oil and Gas Finance Markets. He was a Principal at BullFrog Capital where he negotiated Oil and Gas transactions for $350 Million. Prior to forming Bullfrog Capital in 2002, Mr. Adams spent eight years in the oil and gas finance market with The Williams Companies and then Aquila Energy Capital. During that time, Mr. Adams invested $911 million through 35 transactions. These transactions included volumetric production payments, mezzanine debt, equity investments and securitizations. Mr. Adams holds a BBA in economics and statistics from Baylor University and an MBA in finance from the University of Saint Thomas

On July 26, 2010, Imran Maniar, CPA was appointed as Chief Financial of Eagle Ford Oil & Gas Corp, effective as of such date. Mr. Maniar has more than 20 years’ experience in the energy sector, including power plants, natural gas distribution and petrochemicals. He has been involved in more than $7 billion of transactions with Fortune 500 companies and startups. His last position was with Boardwalk Pipeline where he was in charge of mergers and acquisitions and strategic planning, including the 1.9 billion cubic foot (Bcf) expansion from Sherman, Texas, to Perryville, Louisiana, (Haynesville Shale), and the 2.3 Bcf expansion from Grandview, Arkansas, to Kosciusko, Mississippi, (Fayetteville Shale). Previous experience includes Chrysler Corporation, Exxon Mobil, Solvay and Morgan Stanley.   Mr. Maniar has a Bachelor’s of Science in Industrial Engineering from Purdue University, an MBA from Rice University and is a licensed CPA.

On July 26, 2010, Joe Simo was appointed as Chief Operating Officer of Eagle Ford Oil & Gas Corp, effective as of such date. Mr. Simo is a certified Petroleum Geologist with the State of Texas. He has more than 33 years’ experience with private and public companies, drilling and participating in more than 1,000 wells. He is a horizontal well specialist, drilling his first horizontal wells in the Pearsall and Giddings Fields — which is now considered the Eagle Ford Shale — in 1986, helping develop techniques for drilling multi-stage fraccing and completing triple lateral wells in low-permeability, oil-saturated sands. Mr. Simo has a Bachelor’s of Science in Geology with an emphasis in Petroleum Engineering from the University of Texas.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Corporate Name

Effective at the close of business on July 26, 2010, we changed our corporate name from Ecco Energy Corp. (the "Company") to Eagle Ford Oil & Gas Corp. The name change was made pursuant to Nevada Revised Statutes. The name change was adopted by unanimous consent of our board of directors and majority stockholder pursuant to the written consent dated as of June 21, 2010.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.0	Resignation letter, dated July 23, 2010, from Jesse Q. Ozbolt

2.0	Resignation letter, dated July 23, 2010, from N. Wilson Thomas

3.0	Certificate of Amendment to the Restated Certificate of Incorporation of Eagle Ford Oil & Gas Corp.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD OIL & GAS CORP.

Date: July 26, 2010	By:	/s/ Sam Skipper
Name: Sam Skipper
Title: Chairman